EXHIBIT 10.43

AMENDMENT TO 7.0% (SUBJECT TO ADJUSTMENT) CONVERTIBLE
PROMISSORY NOTES DUE OCTOBER 26, 2007

This Amendment to 7.0% (Subject to Adjustment) Convertible Promissory Notes previously Due September 13, 2005, dated as of October 26, 2007 and currently due October 26, 2007 (the "Amendment"), is by and among Access Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and each of Oracle Partners LP, Oracle Institutional Partners LP, SAM Oracle Investments Inc. and Oracle Offshore Ltd. (each, a "Holder"), amending certain provisions of those certain 7.0% (Subject to Adjustment) Convertible Promissory Notes Due October 26, 2007 (each as amended and in effect from time to time, a "Note") from the Company to each Holder in the original principal amount of $2,524,500, $698,500, $660,000 and $132,000, respectively. Terms not otherwise defined herein which are defined in any Note shall have the same respective meanings herein as therein.

WHEREAS, the Company and each Holder have agreed to modify certain terms and conditions of each Note as specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Each Note. Each Note is hereby amended as follows:

(a)  The title of each Note is hereby deleted in its entirety and replaced with the following:

"7.0% (Subject to Adjustment) Convertible Promissory Note Due October 26, 2007."

(b)  All references to "October 26, 2007" in each Note are hereby deleted and replaced with "November 16, 2007."

2. Condition to Effectiveness. This Amendment shall not become effective until each Holder receives a counterpart of this Amendment executed by the Company.

3. Ratification, Etc. Except as expressly amended hereby, all terms and conditions of each Note, as amended, are hereby ratified and confirmed in all respects and shall continue in full force and effect. Each Note and this Amendment shall be read and construed as a single agreement. All references to any Note shall hereafter refer to such Note, as amended hereby.

4. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect, any obligation of the Company under any Note or any rights of any Holder consequent thereon.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

6. Governing Law. This amendment shall be governed by, and construed in accordance with, the laws of the State of Texas (without reference to conflict of laws).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

Company:

ACCESS PHARMACEUTICALS, INC.

By:	/s/ Stephen B. Thompson
Name: Stephen B. Thompson
Title: Vice President, Chief Financial Officer

Holders:

ORACLE PARTNERS LP

By:	/s/ Joel Liffmann
Name: Joel Liffmann
Title: Authorized Agent

ORACLE INSTITUTIONAL PARTNERS LP

By:	/s/ Joel Liffmann
Name: Joel Liffmann
Title: Authorized Agent

SAM ORACLE INVESTMENTS INC.

By:	/s/ Joel Liffmann
Name: Joel Liffmann
Title: Authorized Agent

ORACLE OFFSHORE LTD.

By:	/s/ Joel Liffmann
Name: Joel Liffmann
Title: Authorized Agent